UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

CONFEDERATE MOTORS, INC.
 (Exact Name of Registrant As Specified In Charter)

Delaware	333-130858	26-4182621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2222 5th Avenue South Birmingham, AL 35233
(Address of Principal Executive Offices)

(205) 324-9888
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 17, 2010, management concluded that the Company’s interim financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (the “Interim Reports”) filed with the Securities and Exchange Commission should not be relied upon.  The authorized officers of the Company discussed these matters with the independent accountants.  The restatement of the first quarter 2009 can be found in the first quarter 2010 10-Q report filed on May 20, 2010. Management has elected to reflect the comparative 2009 restated amounts in a restatement footnote within the respective Fiscal Year 2010 Quarterly Reports on Form 10-Q.

Non-reliance on previously issued interim reports are due to the following items:

(i)    adjustments to the beginning balance of shareholders’ equity for each fiscal quarter contained in the Subject Financial Statements.  The Company adjusted previously issued financial statements to reflect the following in connection with the March 31, 2009 restatement:

The Company identified additional payroll tax liabilities related to individuals, including our CEO and CFO paid incorrectly as independent contractors.  Secondly, the Company identified stock based compensation expense for stock awards and broker warrants that should have been recorded in the first quarter 2009. The effect of this adjustment resulted in the restated balance of additional paid-in capital.  Lastly, the Company failed to accrue for legal fees and interest payable on a convertible note from the period of issuance in June 2008 to the conversion date of February 2009.

The Company adjusted previously issued financial statements to reflect the following in connection with the restatement:

	As Restated March 31, 2009	Adjustment March 31, 2009	As Previously Reported March 31, 2009
Accrued interest payable	$7,501	$7,501	$-
Accrued payroll tax liability	$110,618	$103,226	$7,392
Other accrued expenses	$12,980	$11,633	$1,347
Additional paid-in capital	$5,867,500	$2,690,550	$3,176,950
Accumulated deficit	$(5,855,574)	$(2,812,911)	$(3,042,663)
Total stockholders’ deficit	$22,976	$(122,361)	$145,337
Selling, general & administrative expense	$280,051	$(107,002)	$387,053
Other income (expense)	$(2,732,570)	$(2,803,052)	$70,482
Net Loss	$(2,966,015)	$(2,696,050)	$(269,965)
Net loss per share- Basic and Diluted	$(0.36)	$(0.33)	$(0.03)

The culmination of the adjustments in the first quarter affected the beginning balance of shareholders’ equity for each subsequent period.

(ii)      reporting of additional accruals and related expenses for each fiscal quarter contained in the Subject Financial Statements. The Company adjusted previously issued financial statements to reflect the following in connection with the June 30, 2009 restatement:

1)	Additional payroll tax liabilities related to individuals paid incorrectly as independent contractors were not recorded. The adjustment was $18,149;

2)	The Company failed to accrue for legal fees. The adjustment was $5,360.

The Company adjusted previously issued financial statements to reflect the following in connection with the September 30, 2009 restatement:

1)	Additional payroll tax liabilities related to individuals paid incorrectly as independent contractors were not recorded. The adjustment was $37,394.

(iii)     reporting of additional stock based compensation in the year to date amounts contained in the Subject Financial Statements.  As noted above in item (i), the stock based compensation expense of $2,668,500 also affected the year to date net loss in the subsequent periods.

The above adjustments had no impact on total assets and revenues for the quarters ended June 30, 2009 and September 30, 2009.  Shareholders’ equity, operating income/(loss) and net income/(loss) were impacted as follows:

	As Restated 30-Jun-09	Adjustment 30-Jun-09	As Previously Reported 30-Jun-09
Total shareholders’ equity/(deficit)	$90,095	$(145,870)	$235,965
Operating income/(loss)	$(294,891)	$(23,509)	$(271,382)
Net loss	$(1,482,880)	$(23,509)	$(1,459,371)

	As Restated 30-Sep-09	Adjustment 30-Sep-09	As Previously Reported 30-Sep-09
Total shareholders’ equity/(deficit)	$(221,371)	$(183,264)	$(38,107)
Operating income/(loss)	$(370,502)	$(37,394)	$(333,108)
Net loss	$(1,118,966)	$(37,394)	$(1,081,572)

The Company provided Bartolomei Pucciarelli, LLC with a copy of this Current Report on Form 8-k and requested that Bartolomei Pucciarelli, LLC furnish a letter as promptly as possible to address the statements made in this Item 4.02. A copy of the response by Bartolomei Pucciarelli, LLC is attached hereto as Exhibit 7.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

7.1           Item 4.02(c) Letter from Bartolomei Pucciarelli, LLC dated June 7, 2010 regarding the statements made in Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CONFEDERATE MOTORS, INC.

Date: June 7, 2010	By:	/s/ H. Matthew Chambers
H. Matthew Chambers
Chairman of the Board & Chief Executive Officer